Exhibit 99.1

INPIXON COMPLETES $6,000,000 UNDERWRITTEN PUBLIC OFFERING

PALO ALTO, CA, JUNE 30, 2017 INPIXON (NASDAQ: INPX) (the “Company” or “Inpixon”), a leading indoor positioning and data analytics company, today announced the closing of its previously announced underwritten public offering of (i) Class A Units, at a price to the public of $1.05 per unit, consisting of 1,849,460 shares of our Common Stock and Warrants to purchase 1,849,460 shares of Common Stock, and (ii) Class B Units, at a price to the public of $1,000 per unit, consisting of 4,060 shares of our Series 2 Convertible Preferred Stock, and each convertible into shares of Common Stock, and Warrants exercisable for the number of shares of Common Stock into which the shares of Series 2 Convertible Preferred Stock are convertible. The Warrants will have an exercise price of $1.3125, will be exercisable upon issuance and will expire five years from the date of issuance. Inpixon’s common stock is listed on the NASDAQ Capital Market under the symbol “INPX.”

Aegis Capital Corp. acted as the sole book-running manager for the offering.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission and was declared effective on June 28, 2017.

The offering will be made only by means of a prospectus. A copy of the prospectus relating to the offering may be obtained, when available, by contacting Aegis Capital Corp., Prospectus Department, 810 Seventh Avenue, 18th Floor, New York, NY 10019, telephone: 212-813-1010, e-mail: prospectus@aegiscap.com. Investors may also obtain these documents at no cost by visiting the SEC's website at http://www.sec.gov.This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Inpixon

Inpixon is a leader in Indoor Positioning and Data Analytics. Inpixon sensors are designed to find all accessible cellular, Wi-Fi, and Bluetooth devices anonymously. Paired with a high performance, data analytics platform this technology delivers visibility, security, and business intelligence on any commercial or government premises world-wide. Inpixon’s products, infrastructure solutions, and professional services group help customers take advantage of mobile, big data, analytics, and the Internet of Things (IoT) to uncover the untold stories of the indoors. For the latest insight on Indoor Positioning and Data Analytics, follow Inpixon on LinkedIn and @InpixonHQ on Twitter.

Cautionary Statement Regarding Forward Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the control of Inpixon and its subsidiaries, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the fluctuation of global economic conditions, the performance of management and employees, the Company’s ability to obtain financing, competition, general economic conditions and other factors that are detailed in the Company’s periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

For More Information:

Inpixon
Investor Relations: CorProminence LLC
Scott Arnold, +1 516-222-2560
Managing Director
www.corprominence.com
or
Inpixon Media Contact:
PAN Communications
Hilary Katulak, +1 617-502-4347
hkatulak@pancomm.com